Exhibit 99.1

CBD Media Holdings LLC Reports Fourth Quarter and Full Year 2005 Financial Results

CINCINNATI, OH – April 5, 2006 – CBD Media Holdings LLC (“CBD” or the “Company”), the exclusive print and Internet directory publisher operating exclusively under the market brand name of Cincinnati Bell, today reported results for its fourth quarter and full year ended December 31, 2005.

Net revenue for the fourth quarter was $21.1 million, down 0.9% from $21.3 million for the quarter ended December 31, 2004, and EBITDA was $11.5 million, up 16.2% from $9.9 million for the quarter ended December 31, 2004.  The increase in EBITDA was attributable to decreases in General and Administrative (“G&A”) costs and cost of revenue.  G&A costs decreased $0.8 million, or 42% for the quarter to $1.1 million, primarily as the result of a management payout of $0.9 million in 2004 associated with the October 2004 recapitalization to personnel that is included in the G&A cost classification.  Cost of revenue decreased by $1.0 million primarily as the result of a management payout of $0.4 million in 2004 associated with the October 2004 recapitalization to personnel that is included in the cost of revenue classification and a reduction of $0.4 million in marketing and communications in the quarter compared to last year.  Net loss for the fourth quarter was $3.1 million, versus a $3.6 million net loss for the quarter ended December 31, 2004.  The decreased net loss was due to the decrease in G&A costs and cost of revenue combined with an increase in interest expense relating to the $100 million senior notes issued in October 2004.

For the fiscal year ended December 31, 2005, net revenue was $86.8 million, down 1.0% from $87.7 million in 2004.   EBITDA was $49.6 million for 2005, up $3.8 million from $45.8 million in 2004.  The increase in EBITDA was the result of lower expenses of $0.6 million in 2005 in management payouts associated with the October 2004 recapitalization, $1.5 million for the tax distributions to management personnel in 2004, $1.1 million for professional fees associated with the  examination of alternative capital structures in 2004 and reduction of $0.4 million in marketing and communications.  Net loss for the year ended December 31, 2005 was $8.4 million, up from a $1.8 million net loss in 2004.  EBITDA represents earnings before interest, taxes, depreciation and amortization.  EBITDA is included to provide additional information with respect to our ability to satisfy our debt service, capital expenditures and working capital requirements.

Cash flow provided by operating activities was $3.9 million for the quarter ended December 31, 2005 versus cash flow provided by operating activities of $5.8 million for the quarter ended December 31, 2004.  Cash flow provided by operating activities was $20.4 million for the year ended December 31, 2005 versus cash flow provided by operating activities of $27.3 million for the year ended December 31, 2004.  Cash increased in the quarter by $0.8 million versus a $0.9 million increase in the same quarter last year.  As of December 31, 2005, CBD’s cash balance was $12.7 million with outstanding total debt of $382.0 million.  Capital expenditures were nominal at $76,000 for the quarter and $133,000 for the year ended December 31, 2005.

FOURTH QUARTER – UNAUDITED SELECTED FINANCIAL INFORMATION

Unaudited selected financial information for the three months ended December 31, 2005 and 2004, and the twelve months ended December 31, 2005 and 2004 are below.

	Three Months Ended December 31, 2005	Twelve Months Ended December 31, 2005	Three Months Ended December 31, 2004	Twelve Months Ended December 31, 2004
	(Dollars in thousands)
Statement of Operations Data:
Net revenue	$21,107	$86,792	$21,300	$87,654
Cost of revenue	8,507	32,671	9,547	34,617
General and administrative expense	1,092	4,535	1,876	7,281
Depreciation and amortization	6,296	25,180	6,451	25,798
Total operating expenses	15,895	62,386	17,874	67,696
Operating income before interest	5,212	24,406	3,426	19,958
Interest expense, net	8,312	32,758	7,053	21,794
Net income (loss)	$(3,100)	$(8,352)	$(3,627)	$(1,836)

Balance Sheet Data (at period end):
Cash and cash equivalents		$12,657		$14,996
Total assets		280,024		311,295
Total debt		382,000		403,000
Total member’s capital (deficit)		(120,776)		(110,956)

Other Financial Data:
EBITDA(1)	$11,508	$49,586	$9,877	$45,756
Capital expenditures	76	133	35	74
Cash flows provided by (used in):
Operating activities	3,880	20,396	5,767	27,325
Investing activities	(76)	(133)	(35)	(74)
Financing activities	(3,000)	(22,602)	(4,798)	(34,721)

(1)

EBITDA represents earnings before interest, taxes, depreciation and amortization.  EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles.  EBITDA is included to provide additional information with respect to your ability to satisfy our debt service, capital expenditure and working capital requirements.  While EBITDA is used as a measure of operations and our ability to meet our debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles is operating cash flow as presented in the statement of cash flows.  The calculation of EBITDA is set forth below:

	Three Months Ended December 31, 2005	Twelve Months Ended December 31, 2005	Three Months Ended December 31, 2004	Twelve Months Ended December 31, 2004
	(Dollars in thousands)
Statement of Operations Data:
Net income (loss)	$(3,100)	$(8,352)	$(3,627)	$(1,836)
Interest expense, net	8,312	32,758	7,053	21,794
Depreciation and amortization	6,296	25,180	6,451	25,798
EBITDA	$11,508	$49,586	$9,877	$45,756

	Three Months Ended December 31, 2005	Twelve Months Ended December 31, 2005	Three Months Ended December 31, 2004	Twelve Months Ended December 31, 2004
	(Dollars in thousands)

Cash flows provided by
operating activities	$3,880	$20,396	$5,767	$27,325
Cash interest expense	8,793	29,203	6,856	18,843
Changes in working capital accounts	(1,165)	(13)	(2,746)	(412)
EBITDA	$11,508	$49,586	$9,877	$45,756

FOURTH QUARTER CONFERENCE CALL

CBD Media Holdings LLC will hold its fourth quarter conference call on April 6, 2006 at 9:00 a.m. EST and can be accessed by dialing 866-656-4558.  The passcode is 93118427.  The call will be operator assisted.  A Replay of the conference call will be available through April 13 by dialing 888-286-8010.  The passcode for the Replay is 55864632.

ABOUT CBD MEDIA HOLDINGS LLC

CBD Media Holdings LLC is the twelfth largest directory publisher in the United States based on 2004 revenues.  The Company is the exclusive directory publisher for Cincinnati Bell branded yellow pages in the Cincinnati-Hamilton metropolitan area, which is the 23rd largest metropolitan area in the country.  CBD Media was created on March 8, 2002, as the result of the purchase of fourteen yellow page directories for $343.4 million, by Spectrum Equity Investors, a private equity firm, from Broadwing, now renamed Cincinnati Bell.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.  Forward-looking statements are not guarantees of future performances and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks, include, but are not limited to: national and local economic and business conditions that affect advertising expenditures by businesses and individuals as wall as consumer trends in the usage of our principal product; our ability to maintain relationships with third-party service providers; the effect of competition in local telephone service on Cincinnati Bell Telephone and our relationships with that company; changes in taxes and government regulations that influence local phone service; our degree of leverage, which may affect our ability to obtain financing in the future; the reduction in our operating flexibility resulting from restrictive covenants in our debt agreements, including the risk of default that could occur; the effects of tax legislative action; the effect of any rating agency downgrades on the cost and availability of new debt financings; our relationship with our principal stockholders; and other risk factors discussed in our Registration Statement on Form S-4 (Registration No. 333-121185) and in other reports and documents we file with the Securities and Exchange Commission, or the Commission.  For further information regarding risks and uncertainties associated with our business, please refer to the Company’s filings with the SEC.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this release is as of April 5, 2004 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

###